For additional information, contact:
Dan Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CORRECTING and REPLACING -- CAVCO INDUSTRIES REPORTS FISCAL 2018 FOURTH QUARTER AND YEAR END RESULTS

PHOENIX, May 29, 2018 (GLOBE NEWSWIRE) -- In a release issued earlier today under the same headline by Cavco Industries, Inc. (Nasdaq:CVCO), please note the conference call time should be May 30, 2018 at 11:00 AM Eastern Time rather than 1:00 PM Eastern Time as originally issued. The corrected release follows:
Cavco Industries Reports Fiscal 2018 Fourth Quarter and Year End Results
Cavco Industries, Inc. (Nasdaq:CVCO) today announced financial results for the fourth quarter and fiscal year ended March 31, 2018. On April 3, 2017, the Company completed the acquisition of Lexington Homes, Inc., which operates a manufactured housing plant in Lexington, Mississippi. Since the acquisition date, the results from this new business are included in Cavco's consolidated financial statements presented herein.
Three months ended March 31, 2018 compared to the three months ended April 1, 2017

•
Net revenue was $242.5 million, up 22.5% from $198.0 million. The increase was the result of higher home prices and sales volume. The Company recognized $14.8 million of home sales revenue and $1.8 million of income from operations from early commercial loan payoffs received under Cavco's wholesale lending programs. This revenue was previously deferred in prior periods in the normal course of business.

•
Income before income taxes was $30.7 million, an 86.1% increase over $16.5 million. Current quarter results include $4.5 million of other income from gains realized in the sale of corporate investments.

•	Income tax expense was $8.6 million, resulting in an effective tax rate of 27.9% compared to $5.6 million and an effective tax rate of 33.9%.

•	Net income was $22.1 million compared to $10.9 million, a 102.8% increase.

•	Net income per share, based on basic and diluted weighted average shares outstanding, was $2.45 and $2.40, respectively, versus $1.21 and $1.19, respectively.
Twelve months ended March 31, 2018 compared to the twelve months ended April 1, 2017

•	Net revenue was $871.2 million, 12.6% higher than $773.8 million. The increase was primarily from a larger proportion of higher priced homes sold and improved home sales volume.

•
Income before income taxes increased 42.0% to $78.5 million as compared to $55.3 million. In addition to the investment gain described above, the improvement was from increased home sales volume and pricing, a $3.4 million favorable dispute settlement resolution in the third fiscal quarter and improved earnings in the financial services segment.

•
Income tax expense was $17.0 million, creating an effective tax rate of 21.7% compared to income tax expense of $17.3 million and an effective rate of 31.3%. The current fiscal year benefited from the Tax Cuts and Jobs Act, which made broad and complex changes to the U.S. tax code. In connection with lower federal income tax liability related to the Tax Act and requisite revaluation of the net deferred income tax balance, the Company recorded a net income tax benefit of $4.8 million (or $0.52 per diluted share). Additionally, the Company recognized benefits of $2.1 million (or $0.23 per diluted share) from the current year adoption of accounting standards that required excess tax benefits on stock option exercises to be recorded as a reduction of income tax expense instead of equity as was previously required.

•	Net income was $61.5 million, up 61.8% from net income of $38.0 million.

•	Net income per share, based on basic and diluted weighted average shares outstanding, was $6.82 and $6.68, respectively, versus basic and diluted net income per share of $4.23 and $4.17, respectively.
Commenting on the results, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, "We were pleased to complete the fiscal year with improved income from operations and growth in product sales. Fourth quarter gross profit as a percentage of revenue improved from home sales prices gradually increasing throughout the year to address rapidly rising material and labor input costs. Still, we work to keep prices competitive and affordable through efficient factory production processes and cost controls. We are also focused on improving production workforce size and productivity to raise home building levels further."
Mr. Stegmayer continued, "Fiscal year 2019 begins with optimism about demand for housing as home ownership rates, currently at a low 64.2%, are reported to be trending higher. With housing prices and rental rates also on the rise, we believe systems-built housing will be an increasingly sought after option for affordable living."
Cavco’s management will hold a conference call to review these results tomorrow, May 30, 2018, at 11:00 AM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes, Friendship Homes, Chariot Eagle and Lexington Homes. The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco’s mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer, a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions, including the recent acquisition of Lexington Homes, and any future acquisition or the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and housing demand fluctuations; net losses were incurred in certain prior periods and there can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption; information technology failures and data security breaches; extensive regulation affecting manufactured housing; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2017 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	March 31, 2018	April 1, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$186,766	$132,542
Restricted cash, current	11,228	11,573
Accounts receivable, net	35,043	29,448
Short-term investments	11,866	11,289
Current portion of consumer loans receivable, net	31,096	31,115
Current portion of commercial loans receivable, net	5,481	7,932
Inventories	109,152	93,855
Prepaid expenses and other current assets	27,961	29,806
Deferred income taxes, current	—	9,204
Total current assets	418,593	356,764
Restricted cash	1,264	724
Investments	33,573	30,256
Consumer loans receivable, net	63,855	64,686
Commercial loans receivable, net	11,120	17,901
Property, plant and equipment, net	63,355	56,964
Goodwill and other intangibles, net	83,020	80,021
Total assets	$674,780	$607,316
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,785	$24,010
Accrued liabilities	126,500	109,789
Current portion of securitized financings and other	26,044	6,417
Total current liabilities	176,329	140,216
Securitized financings and other	33,768	51,574
Deferred income taxes	7,577	21,118
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 40,000,000 shares authorized; Outstanding 9,044,858 and 8,994,968 shares, respectively	90	90
Additional paid-in capital	246,197	244,791
Retained earnings	209,381	148,141
Accumulated other comprehensive income	1,438	1,386
Total stockholders’ equity	457,106	394,408
Total liabilities and stockholders’ equity	$674,780	$607,316

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
Net revenue	$242,529	$197,998	$871,235	$773,797
Cost of sales	188,225	155,864	690,555	615,760
Gross profit	54,304	42,134	180,680	158,037
Selling, general and administrative expenses	28,404	25,112	106,907	101,231
Income from operations	25,900	17,022	73,773	56,806
Interest expense	(1,092)	(1,059)	(4,397)	(4,443)
Other income, net	5,896	511	9,147	2,918
Income before income taxes	30,704	16,474	78,523	55,281
Income tax expense	(8,564)	(5,586)	(17,021)	(17,326)
Net income	$22,140	$10,888	$61,502	$37,955

Net income per share:
Basic	$2.45	$1.21	$6.82	$4.23
Diluted	$2.40	$1.19	$6.68	$4.17
Weighted average shares outstanding:
Basic	9,039,815	8,994,233	9,024,437	8,976,064
Diluted	9,240,296	9,122,235	9,201,706	9,105,743

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
Net revenue:
Factory-built housing	$228,074	$184,458	$815,519	$720,971
Financial services	14,455	13,540	55,716	52,826
Total net revenue	$242,529	$197,998	$871,235	$773,797

Capital expenditures	$5,361	$952	$8,386	$5,295
Depreciation	$959	$833	$3,658	$3,319
Amortization of other intangibles	$92	$92	$368	$368

Total factory-built homes sold	4,063	3,697	14,537	13,820